================================================================================

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
    Check the appropriate box:
[ ]  Preliminary Proxy Statement            [_] Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as Permitted
[_]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to Rule
        14a-11(c) or Rule 14a-12

                           Wire One Technologies, Inc.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[_]  $125 per Exchange Act Rules 0-11(c)(1) (ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
     (5) Total fee paid:

         -----------------------------------------------------------------------
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid: $ ____________
     (2) Form, Schedule or Registration Statement No.:  ___________
     (3) Filing Party:
     (4) Date Filed: __________, 1999


================================================================================

                          WIRE ONE TECHNOLOGIES, INC.
                                 225 Long Avenue
                           Hillside, New Jersey 07205



                                            April 26, 2001


To Our Stockholders:

   You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Wire One Technologies, Inc., a Delaware corporation (the "Company" or "Wire One"), to be held at 9:00 a.m. local time, on Friday, May 25, 2001, at the Holiday Inn, 304 Route 22 West, Springfield, New Jersey 07081.

   Information about the meeting and the various matters on which the stockholders will act is included in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. We are enclosing the Form 10-K for 2000 for the Company.

   We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, it is important you complete, date, sign and return the proxy card in the enclosed envelope or submit your proxy by telephone or the internet in order to make certain that your shares will be represented at the Annual Meeting.



                                 Sincerely,

                                 /s/ RICHARD REISS
                                 ----------------------------------
                                 RICHARD REISS
                                 Chairman, President and Chief Executive Officer



                            YOUR VOTE IS IMPORTANT.
       PLEASE PROMPTLY SUBMIT YOUR PROXY BY MAIL, TELEPHONE OR INTERNET.

                          WIRE ONE TECHNOLOGIES, INC.
                                 225 Long Avenue
                           Hillside, New Jersey 07205


                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 25, 2001
                    ----------------------------------------



   The Annual Meeting of Stockholders of Wire One Technologies, Inc., a Delaware corporation (the "Company"), will be held at 9:00 a.m. local time on Friday, May 25, 2001, at the Holiday Inn, 304 Route 22 West, Springfield, New Jersey 07081, for the following purposes:

     1. To elect two Class II Directors to the Board of Directors to serve a three-year term each;

     2. To approve, in accordance with Nasdaq National Market Rule 4350(i)(1)(D), the issuance by the Company of more than 20% of its common stock (based on 16,570,641 shares of common stock outstanding on June 14, 2000) upon the conversion of 2,450 shares of its series A convertible preferred stock and exercise of 857,500 warrants to purchase its common stock originally issued on June 14, 2000;

     3. To ratify the appointment of BDO Seidman, LLP as independent auditors of the Company for the fiscal year ending December 31, 2001; and

     4. To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

   Stockholders of record of Wire One Technologies, Inc. common stock as of the close of business on April 25, 2001 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Shares of common stock issued upon conversion of the series A convertible preferred stock or exercise of the related warrants may not be voted on proposal number 2.



                                 By Order of the Board of Directors

                                 /s/ RICHARD REISS
                                 -------------------------------------
                                 RICHARD REISS
                                 Chairman, President and Chief Executive Officer

Hillside, New Jersey
Dated: April 26, 2001


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                          WIRE ONE TECHNOLOGIES, INC.
                                 225 Long Avenue
                           Hillside, New Jersey 07205

                              --------------------
                                 PROXY STATEMENT
                       2001 ANNUAL MEETING OF STOCKHOLDERS
                              --------------------

   Wire One Technologies, Inc., a Delaware corporation ("Wire One" or the "Company"), is furnishing this proxy statement in a solicitation by our Board of Directors of proxies for use in voting at our 2001 Annual Meeting of Stockholders or any adjournment or postponement thereof (the "Annual Meeting"). Our Annual Meeting will be held at 9:00 a.m. local time on Friday, May 25, 2001, at the Holiday Inn, 304 Route 22 West, Springfield, New Jersey 07081. This proxy statement, the accompanying proxy card and the Form 10-K for 2000 for the Company are first being mailed to stockholders on or about April 26, 2001. Wire One was formed by the merger of All Communications Corporation ("ACC") and View Tech, Inc. ("VTI") in May 2000.

   At the Annual Meeting, stockholders will be asked to consider and vote upon
(1) the election of two directors each to serve a three-year term as a Class II Director; (2) the approval of the issuance by the Company of more than 20% of its common stock (based on 16,570,641 shares of common stock outstanding on June 14, 2000 (the "Original Issue Date") upon the conversion of 2,450 shares of its series A convertible preferred stock (the "series A preferred") and exercise of 857,500 warrants to purchase its common stock originally issued on the Original Issue Date in accordance with Nasdaq National Market Rule 4350(i)(1)(D) (the "Rule"); and (3) the ratification of the appointment of BDO Seidman, LLP as our independent auditors for the fiscal year ending December 31, 2001. Shares of common stock issued upon conversion of the series A preferred or exercise of the related warrants may not be voted on proposal number (2). At the Annual Meeting, stockholders may also be asked to consider and take action with respect to such other matters as may properly come before the Annual Meeting.

Record Date; Quorum

   Only holders of record of the Company's common stock, par value $.0001 per share (the "Common Stock"), at the close of business on April 25, 2000 (the "Record Date") are entitled to vote on the matters to be presented at the Annual Meeting. As of the Record Date, approximately 17,317.544 shares of Common Stock were issued and outstanding, each of which entitles its holder to cast one vote on each matter to be presented at the Annual Meeting. A quorum is present at the Annual Meeting if a majority of shares of Common Stock issued and outstanding and entitled to vote on the Record Date are represented in person or by proxy. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

Voting Procedures

   The shares represented by the proxies received, properly dated and executed and not revoked will be voted at the Annual Meeting in accordance with the instructions of the stockholders. Properly executed proxies that do not contain voting instructions will be voted (1) in favor of the nominees for election as directors named below, (2) FOR issuance by the Company of more than 20% of its common stock (based on 16,570,641 shares of common stock outstanding on the Original Issue Date) upon the conversion of the series A preferred and exercise of the related warrants and (3) FOR ratification of BDO Seidman, LLP as our independent auditors and other matters which the proxy holders deem advisable during the Annual Meeting. Shares of common stock issued upon conversion of the series A preferred or exercise of the related warrants may not be voted on proposal number (2).

   Abstentions and broker "non-votes" will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner.

   Many stockholders will have the option to submit their proxies or voting instructions electronically through the Internet or by telephone. Stockholders should check their proxy card or voting instructions forwarded by their broker, bank or other holder of record to see which options are available. Stockholders submitting proxies or voting instructions via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the stockholder.

Solicitation and Revocation

   Any stockholder who executes a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company a written statement revoking such proxy. Stockholders should make such filing to the attention of Jonathan Birkhahn, Secretary, Wire One Technologies, Inc., 225 Long Avenue, Hillside, New Jersey 07205. You may also revoke a proxy at any time before it is voted by executing and delivering a proxy bearing a later date or by voting in person at the Annual Meeting. Your attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

   Wire One will bear the cost of the solicitation of proxies from its stockholders, including the cost of preparing, assembling and mailing the proxy solicitation materials. In addition to solicitation by mail, the directors, officers and employees of Wire One and its subsidiaries may solicit proxies from stockholders by telephone or other electronic means or in person, but any such person will not be specifically compensated for such services. The Company will cause brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record by such persons. The Company will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so. American Stock Transfer and Trust Company has been engaged by the Company to aid in the distribution of the proxy materials for reasonable out-of-pocket expenses.

Stockholder Proposals

   Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders to be held in 2002 must be received by the Secretary, Wire One Technologies, Inc., 225 Long Avenue, Hillside, New Jersey 07205, no later than March 1, 2002.

   In addition, the Company's by-laws provide that, in order for a stockholder to nominate a person for election to the Board of Directors at an annual meeting of stockholders or to propose business for consideration at such meeting, such stockholder must give written notice to the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided however, that in the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date the annual meeting was made, whichever occurs first.

                                   PROPOSAL #1

                              ELECTION OF DIRECTORS


   Our directors are divided into three classes. The number of directors is determined from time to time by our Board of Directors and currently is fixed at seven. A single class of directors is elected each year at the annual meeting of stockholders. Each director elected at an annual meeting will serve for a term ending at the third annual meeting of stockholders after his or her election and until his or her successor is elected and duly qualified.

   The directors to be elected at the Annual Meeting are Class II directors and are to serve until the 2004 annual meeting or until their respective successors are elected and duly qualified. The nominees who will stand for election are Leo Flotron and Peter Maluso, both of whom are currently members of our Board of Directors. The two nominees receiving the highest number of affirmative votes will be elected as Class II directors. In the event any nominee is unable or unwilling to serve as a nominee, the Board of Directors may select a substitute nominee. If a substitute nominee is selected, proxies will be voted in favor of such nominee. Our Board of Directors has no reason to believe that either of Messrs. Flotron or Maluso will be unable or unwilling to serve as a nominee or as a director if elected.

   The following table sets forth information with respect to the current directors, director nominees and executive officers.

Name                                                    Age         Position with Company
----                                                    ---         ---------------------
Director Nominees

Leo Flotron ....................................         40         Chief Operating Officer and Director
Peter N. Maluso(1)(2)(3)(4) ....................         45         Director

Other Directors

Richard Reiss(1) ...............................         43         Chairman, President and Chief Executive Officer
Jonathan Birkhahn ..............................         47         Executive Vice President Business Affairs,
                                                                     General Counsel, Secretary and Director
Eric Friedman(2)(4) ............................         52         Director
Louis Capolino(1)(2)(3) ........................         57         Director
Dean Hiltzik(1)(3)(4) ..........................         47         Director

Non-Director Executive Officers

Christopher A. Zigmont .........................         39         Chief Financial Officer and Executive
                                                                     Vice President, Finance
Joseph Scotti ..................................         39         Executive Vice President, Sales and Marketing of
                                                                     Voice Products
Kelly Harman ...................................         38         Vice President, Marketing
Michael Brandofino .............................         36         Vice President and Chief Technology Officer

---------------
(1) Member of the Executive Committee.
(2) Member of the Audit Committee.
(3) Member of the Compensation Committee.
(4) Member of the Employee Stock Option Committee.

Biographies

 Class II Director Nominees

   Leo Flotron, Chief Operating Officer and Director. Mr. Flotron is our Chief Operating Officer and serves on our Board of Directors. From May 2000 until November 2000, Mr. Flotron served as Executive Vice President, Sales and Marketing of Videoconferencing Products. From October 1995 until May 2000, Mr. Flotron served as ACC's Vice President, Sales and Marketing of Videoconferencing Products, in charge of sales and marketing for videoconferencing and network products. From 1988 to 1995, Mr. Flotron held numerous positions with Sony Electronics, Inc. and served as Sony's liaison with ACC throughout the United States. Mr. Flotron holds a B.S. degree in Business from the University of Massachusetts in Amherst and an M.S. degree in Finance from Louisiana State University.

   Peter N. Maluso, Director. Mr. Maluso serves on our Board of Directors. From December 1996 until May 2000, Mr. Maluso was a member of ACC's Board of Directors. Since 1995, Mr. Maluso has been employed as a Principal at International Business Machines, Inc. ("IBM"), responsible for IBM's Global Services Legacy Transformation Consulting practice in the northeastern United States. Prior thereto, from 1988 to 1995, Mr. Maluso was a Senior Manager for KPMG Peat Marwick's strategic services practice in New Jersey. Mr. Maluso received his B.A. degree in Economics from Muhlenberg College and holds an M.B.A. degree in Finance from Lehigh University. He is a certified public accountant.

Required Vote

   Directors must be elected by a plurality of the shares of our Common Stock present at the Annual Meeting in person or by proxy entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE.

 Directors whose Terms of Office Continue after the Annual Meeting

   Richard Reiss, Chairman of the Board of Directors, President and Chief Executive Officer. Mr. Reiss is our Chairman of the Board of Directors, President and Chief Executive Officer. Mr. Reiss served as ACC's Chairman of the Board of Directors, President and Chief Executive Officer from ACC's formation in 1991 until the formation of the Company in May 2000 as a result of the merger of ACC and VTI.

   Jonathan Birkhahn, Executive Vice President Business Affairs, General Counsel, Secretary and Director. Mr. Birkhahn serves as Wire One's Executive Vice President, Business Affairs, General Counsel, Secretary and Director. From 1988 through October 2000, Mr. Birkhahn served as Senior Vice President, Business Affairs and General Counsel (or predecessor positions) of King World Productions, Inc., a leading distributor of television programming. He holds an A.B. degree from Columbia College and a J.D. degree from Harvard Law School.

   Louis Capolino, Director. Mr. Capolino serves on our Board of Directors. From November 1999 until May 2000, Mr. Capolino was a member of ACC's Board of Directors. Since January 1985, Mr. Capolino has served as President of Comcap Corporation, a communications consulting company. Mr. Capolino received a B.S. degree in marketing from Montclair State University.

   Eric Friedman, Director. Mr. Friedman serves on our Board of Directors. From December 1996 until May 2000, Mr. Friedman was a member of ACC's Board of Directors. He has served as Chief Financial Officer, Vice President and Treasurer of Integrated Health Technologies, Inc., a publicly held company, since June 1996. From June 1978 through May 1996, Mr. Friedman was a partner at Shachat and Simpson, a certified public accounting firm. Mr. Friedman received a B.S. degree from the University of Bridgeport and is a certified public accountant.

   Dean Hiltzik, Director. Mr. Hiltzik serves on our Board of Directors. From September 1999 until May 2000, Mr. Hiltzik was a member of ACC's Board of Directors. Mr. Hiltzik, a certified public accountant, is a partner and director of the securities practice at Schneider & Associates LLP ("Schneider"), which he joined in 1979. Schneider provides tax and consulting services to the Company. Mr. Hiltzik received his B.A. from Columbia University in 1974 and his M.B.A. in Accounting from Hofstra University in 1979.

 Executive Officers

   The following individuals are executive officers of the Company but are not Directors or Nominees for Director:

   Christopher Zigmont, Chief Financial Officer and Executive Vice President, Finance. Mr. Zigmont is Wire One's Chief Financial Officer and Executive Vice President, Finance. From June 1999 until May 2000, Mr. Zigmont served as VTI's Chief Financial Officer. From March 1990 to May 1999, Mr. Zigmont held various positions at BankBoston Corporation, most recently as Director, Finance. Prior to joining BankBoston Corporation, Mr. Zigmont was a Senior Audit Manager with the accounting and auditing firm of KPMG Peat Marwick. He received a B.S. degree in Business Administration with a double major in Accounting/Finance from Boston University.

   Joseph Scotti, Executive Vice President, Sales and Marketing of Voice Products. Mr. Scotti is Wire One's Executive Vice President, Sales and Marketing of Voice Products. From August 1995 until May 2000, Mr. Scotti served as ACC's Vice President, Sales and Marketing of Voice Products dealing with all aspects of voice communications. From 1990 to 1995, Mr. Scotti held numerous sales and sales management positions with Northern Telecom. Mr. Scotti received a B.S. degree in Marketing from St. Peters College.

   Michael Brandofino, Vice President and Chief Technology Officer. Mr. Brandofino is Wire One's Vice President and Chief Technology Officer. From 1988 through September 2000, Mr. Brandofino held several positions at Johns Brook Co., a technology consulting company, most recently in the position of President. Mr. Brandofino holds a B.S. degree in Management Information Systems from Pace University.

   Kelly Harman, Vice President, Marketing. Ms. Harman serves as Wire One's Vice President of Marketing. From October 1997 until May 2000, Ms. Harman served as Vice President of Marketing for ACC. From 1995 to October 1997, Ms. Harman was Manager of Sales for videoconferencing bridging division of Access Teleconferencing International (now Vialog).

Meetings and Committees of the Board of Directors

   Our Board of Directors met eight times during the year ended December 31, 2000. The Board has an Executive Committee, Audit Committee, Compensation Committee and Stock Option Committee. All of the Directors attended each of the meetings of the Board and the committees thereof on which they served during 2000, other than Louis Capolino who did not attend one such meeting of the Board.

 Executive Committee

   We currently maintain an Executive Committee consisting of Louis Capolino, Dean Hiltzik, Peter Maluso and Richard Reiss. Each non-employee member of our Executive Committee receives options to purchase 500 shares of Common Stock for each meeting attended. The Executive Committee, to the extent permitted by law, has and may exercise when the Board of Directors is not in session all powers of the Board in the management of the business and affairs of the Company, except such committee does not have the power or authority to approve or recommend to the stockholders any action that must be submitted to stockholders for approval under the Delaware General Corporation Law. The Executive Committee had one meeting during the year ended December 31, 2000, and all members attended the meeting.

 Audit Committee

   We currently maintain an Audit Committee consisting of Louis Capolino, Eric Friedman and Peter Maluso. Each member of our Audit Committee is "independent" as defined under the National Association of Securities Dealers' listing standards. Each non-employee member of our Audit Committee receives options to purchase 500 shares of Common Stock for each meeting attended. The Audit Committee consults and meets with the Company's auditors and its Chief Financial Officer and accounting personnel, reviews potential conflict of interest situations, where appropriate, and reports and makes recommendations to the full Board of Directors regarding such matters. The Audit Committee met one time during the year ended December 31, 2000, and all members attended the meeting.

 Compensation Committee

   We currently maintain a Compensation Committee consisting of Louis Capolino, Dean Hiltzik and Peter Maluso. Each non-employee member of our Compensation Committee receives options to purchase 500 shares of Common Stock for each meeting attended. The Compensation Committee is responsible for supervising the Company's executive compensation policies, reviewing officers' salaries, approving significant changes in employee benefits and recommending to the Board of Directors such other forms of remuneration as it deems appropriate. The Compensation Committee met one time during the year ended December 31, 2000, and all members attended the meeting.

 Stock Option Committee

   We currently maintain an Employee Stock Option Committee consisting of Eric Friedman, Dean Hiltzik and Peter Maluso. Each non-employee member of our Employee Stock Option Committee receives options to purchase 500 shares of Common Stock for each meeting attended. The Stock Option Committee is responsible for administering Wire One's employee incentive plans and recommending to the Board of Directors such other forms of remuneration as it deems appropriate. The Stock Option Committee did not hold any meetings during the year ended December 31, 2000.

Audit Committee Report

   The Audit Committee makes recommendations as to the engagement and fees of the independent auditors, reviews the preparations for and the scope of the audit of Wire One's annual financial statements, reviews drafts of such statements and monitors the functioning of Wire One's accounting and internal control systems by meeting with representatives of management, the independent auditors and the internal auditors.

   The Audit Committee met with members of the engagement team of BDO Seidman, LLP ("BDO") in 2001 to review the results of the 2000 audit and to discuss the scope of the 2001 audit. During this meeting, the Audit Committee discussed the matters required to be discussed by Statement on Auditing Standards No. 1 with BDO. BDO delivered the written disclosures and letter required by Independence Standards Board Standard No. 1. This Standard requires auditors to communicate, in writing, at least annually, all relationships between the auditors and the Company that, in the auditor's professional judgement, may reasonably be thought to affect the auditor's independence. The Audit Committee has received this disclosure and discussed with BDO its independence from the Company. In addition, the Audit Committee discussed the audited financial statements for 2000 and the results of the audit with the Company's management. Based upon its meetings with BDO and its review of the audited financial statements, the Audit Committee recommended to the Board that the audited financial statements be included in ACC's Annual Report on Form 10-K.

   The Audit Committee plans to meet with BDO again in 2002 to review the scope of the 2001 audit.

                                      Submitted by the Audit Committee:

                                      Louis Capolino
                                      Eric Friedman
                                      Peter Maluso

                    EXECUTIVE COMPENSATION AND OTHER MATTERS


Executive Compensation

   The table below summarizes information concerning the compensation paid by the Company during 2000 to its Chief Executive Officer and its four other most highly paid executive officers (collectively, the "Named Executive Officers"), each of whom are currently Named Executive Officers of the Company:

                                                                                                                  Long-term
                                                                              Annual Compensation            Compensation Awards
                                                                          -----------------------------    ------------------------
                                                                                                            Securities Underlying
Name and Principal Position                                  Year          Salary($)        Bonus ($)              Options
---------------------------                             -------------    -------------    -------------    ------------------------
Richard Reiss, President,
 Chief Executive Officer and
 Chairman of the Board ..............................            2000          275,000          135,000                          --
                                                                 1999          205,000           75,000                          --
                                                                 1998          170,208               --                      80,000

Leo Flotron, Executive Vice President ...............            2000          157,917          157,237                          --
                                                                 1999          124,000          119,794                     495,000
                                                                 1998          114,000           82,285                      20,000

Joseph Scotti, Executive Vice President .............            2000          157,917          157,237                          --
                                                                 1999          124,000          119,794                     495,000
                                                                 1998          114,000           82,285                      20,000
Christopher Zigmont,
 Chief Financial Officer ............................            2000           80,000           35,000                     100,000

Scott Tansey(1) .....................................            2000          125,000           25,000                          --
                                                                 1999          100,000           25,000                     165,000

---------------
(1) Scott Tansey served as Vice President, Controller and Treasurer of the Company until March 2001.

Option Grants in 2000

The following table sets forth information regarding stock options granted pursuant to the Company's stock option plan during 2000 to each of the Named Executive Officers.


                                                              Percent of                                        Potential Realized
                                                               Granted         Individual                            Value at
                                              Number of    Securities Total      Grants                           Assumed Annual
                                             Underlying    Options Granted    Exercise or                         Rates of Stock
                                               Options     to Employees in     Base Price                       Price Appreciation
                                               Granted       Fiscal 2000      (Per Share)    Expiration Date      for Option Term
                                             ----------    ----------------   -----------    ---------------    -------------------
Name                                                                                                               5%        10%
----                                                                                                           --------   ----------
Richard Reiss ............................          --               --%         $     --                      $     --   $       --
Leo Flotron ..............................          --               --                --                            --           --
Joseph Scotti ............................          --               --                --                            --           --
Christopher Zigmont ......................     100,000              8.5              5.50       May 24, 2010    895,892    1,426,558
Scott Tansey .............................          --               --                --                            --           --

Aggregated Option Exercises In Fiscal 2000 And Fiscal Year-End Option Values

   The following table sets forth information concerning the value of unexercised in-the-money options held by the Named Executive Officers as of December 31, 2000.


                                           Shares                           Number of Securities          $ Value of Unexercised
                                          Acquired                         Underlying Unexercised          In-the-Money Options
                                        on Exercise    Value Realized    Options at Fiscal Year-end         At Fiscal Year-end
                                        -----------    --------------   ----------------------------    ---------------------------
Name                                                                    Exercisable    Unexercisable    Exercisable   Unexercisable
----                                                                    -----------    -------------    -----------   -------------
Richard Reiss .......................        --              --         1,455,300          79,200        2,488,955       298,710
Leo Flotron .........................        --              --           651,750          33,000        2,575,384       108,313
Joseph Scotti .......................        --              --           651,750          33,000        2,575,384       108,313
Christopher Zigmont .................        --              --            40,625          84,375           18,164        14,648
Scott Tansey ........................        --              --           314,800          42,900        1,205,710       132,481


Director Compensation

   Directors who are not executive officers or employees of Wire One receive a director's fee of options to purchase 1,000 shares of Common Stock for each board meeting attended and 500 shares of Common Stock for each Executive, Audit, Compensation or Stock Option Committee meeting attended, whether in person or by telephone, and options to purchase 4,000 shares of Common Stock for attendance in person at the annual meeting of stockholders.

Employment Agreements

   We entered into employment agreements with each of Messrs. Reiss, Flotron, Scotti, Birkhahn, Zigmont, Brandofino and Ms. Harman, pursuant to which Mr. Reiss serves as President and Chief Executive Officer, Mr. Flotron serves as Chief Operating Officer, Mr. Scotti serves as Executive Vice President, Sales and Marketing of Voice Products, Mr. Birkhahn serves as Executive Vice President Business Affairs and General Counsel, Mr. Zigmont serves as Chief Financial Officer and Executive Vice President and Mr. Brandofino serves as Vice President and Chief Technology Officer and Ms. Harman serves as Vice President of Marketing. The following is a summary of the material terms and conditions of such agreements and is subject to the detailed provisions of the respective agreements attached as exhibits to the our public filings.

 Employment Agreement with Richard Reiss

   The previous agreement with Mr. Reiss, the Company's President and Chief Executive Officer, provided for a six-year term effective commencing January 1, 1997 and an annual salary of $133,000 in the first year, increasing to $170,000 and $205,000 in the second and third years, respectively. In years four, five, and six Mr. Reiss's base salary was $205,000, subject to increase at the discretion of the Company. Under the agreement, the Company secured and paid the premium on a $1,000,000 life insurance policy payable to Mr. Reiss's designated beneficiary or his estate. The agreement further provided for grants of 1,237,500 non-qualified stock options, as well as 42,857 incentive stock options and 122,143 non-qualified stock options issuable under the Company's 1996 Stock Option Plan. That agreement was terminated effective December 31, 2000, and was replaced with a new agreement having a three-year term commencing January 1, 2001. Under the new agreement, Mr. Reiss is entitled, in years 1, 2, and 3, respectively, to base compensation of $345,000, $410,000 and $480,000, and to a formula bonus (payable in quarterly installments, subject to satisfaction of the condition that the Company's gross revenues from continuing operations during a given quarter increase over such revenues from the corresponding quarter of the preceding year) of $135,000, $165,000 and $195,000. The agreement provides for a grant of an option to purchase 300,000 shares of Company stock under the Company's 2000 Stock Incentive Plan (the "2000 Plan"), vesting in three equal annual installments. Mr. Reiss has the right to terminate the agreement, with a full payout of all base and potential formula bonus compensation for the balance of the term (but in no event less than 1 year) and acceleration of his unvested stock options, upon a Corporate Transaction or a Change of Control (as those terms are defined under the 2000 Plan) or a termination by the Company without cause. Under the agreement, the Company is to secure and pay the premium on a $2,500,000 life insurance policy payable to Mr. Reiss's designated beneficiary or his estate.

 Employment Agreement with Leo Flotron

   The previous agreement with Mr. Flotron, currently the Company's chief operating officer, provided for a three-year term effective commencing January 1, 1997 and for an annual salary of $104,000 in the first year, increasing to $114,000 and $124,000 in the second and third years, respectively. The agreement further entitled Mr. Flotron to an incentive bonus equal to 1/2 of 1% of the Company's net sales. In consideration of Mr. Flotron's agreement to extend the agreement for an additional year, on the then-prevailing salary and bonus terms, the Company granted Mr. Flotron an additional option to purchase 495,000 shares of Company stock. The extended agreement terminated by its terms on December 31, 2000, and was replaced with a new agreement having a three-year term commencing January 1, 2001. Under the new agreement, Mr. Flotron is entitled, in years 1, 2, and 3, respectively, to base compensation, of $325,000, $375,000 and $425,000, and to a discretionary bonus. The agreement provides for a grant of an option to purchase 240,000 shares of Company stock under the 2000 Plan, vesting in three equal annual installments. Mr. Flotron has the right to terminate the agreement, with a full payout of all base and bonus compensation for the balance of the term (but in no event less than 1 year) and acceleration of his unvested stock options, upon a Corporate Transaction or a Change of Control (as defined under the 2000 Plan) or a termination by the Company without cause.

 Employment Agreement with Joseph Scotti

   The agreement with Mr. Scotti, the Company's Executive Vice President Sales of its Voice division, provided for a three-year term effective commencing January 1, 1997 and for an annual salary of $104,000 in the first year, increasing to $114,000 and $124,000 in the second and third years, respectively. The agreement further entitled Mr. Scotti to an incentive bonus equal to 1/2 of 1% of the Company's net sales. In consideration of Mr. Scotti's agreement to extend the agreement for an additional year, on the then-prevailing salary and bonus terms, the Company granted Mr. Scotti an additional option to purchase 495,000 shares of stock. The extended agreement terminated by its terms on December 31, 2000, and Mr. Scotti is currently employed on at "at will" basis, with base compensation of $175,000 per year and an entitlement to an incentive bonus equal to 1/2 of 1% of the net sales of the Company's Voice division.

 Employment Agreement with Jonathan Birkhahn

   The agreement with Mr. Birkhahn, the Company's Executive Vice President Business Affairs and General Counsel, has a three-year term that commenced on November 30, 2000. Mr. Birkhahn is entitled to base compensation of $235,000, $260,000 and $285,000 in years 1, 2 and 3, respectively, as well as to a discretionary bonus. The agreement provides for a grant of an option to purchase 250,000 shares under the 2000 Plan, vesting in four equal installments as follows: after six months, after one year, after two years and after three years.

 Employment Agreement with Christopher Zigmont

   The agreement with Mr. Zigmont, the Company's Executive Vice President and Chief Financial Officer, has a three-year term that commenced on January 1, 2001. Mr. Zigmont is entitled to base compensation of $175,000, $200,000 and $225,000 in years 1, 2 and 3, respectively, as well as to a discretionary bonus. The agreement provides for a grant of an option to purchase 150,000 shares under the 2000 Plan, vesting in three equal annual installments.

 Employment Agreement with Michael Brandofino

   The agreement with Mr. Brandofino, the Company's Vice President and Chief Technology Officer, has a three-year term that commenced on January 1, 2001. Mr. Brandofino is entitled to base compensation $165,000, $195,000 and $225,000 in years 1, 2 and 3, respectively, as well as to a discretionary bonus. The agreement provides for the grant of an option to purchase 100,000 shares under the 2000 Plan, vesting in three equal annual installments.

 Employment Agreement with Kelly Harman

   The agreement with Ms. Harman, the Company's Vice President of Marketing, has a three-year term that commenced on January 1, 2001. Ms. Harman is entitled to base compensation of $150,000, $175,000 and $200,000 in years 1, 2 and 3, respectively, as well as to a discretionary bonus. The agreement provides for the grant of an option to purchase 50,000 shares under the 2000 Plan, vesting in three equal annual installments.

Compensation Committee Report on Executive Compensation

 Scope of the Committee's Work

   The Compensation Committee of the Company's Board of Directors has the authority and responsibility to establish the overall compensation strategy for Wire One, including salary and bonus levels, and to review and make recommendations to the Board with respect to the compensation of Wire One's executive officers. The current members of the Compensation Committee are Messrs. Capolino, Hiltzik and Maluso, each of whom is a non-employee director within the meaning of Section 16 of the Exchange Act, and an "outside director" within the meaning of Section 162(m) of the Code. The Compensation Committee was established in 1999; prior thereto, compensation decisions and grants of stock options were made by the full Board.

 Executive Compensation Philosophy and Policies

   Wire One's overall compensation philosophy is to provide a total compensation package that is competitive and enables Wire One to attract, motivate, reward and retain key executives and other employees who have the skills and experience necessary to promote the short-and long-term financial performance and growth of the Company.

   The Compensation Committee recognizes the critical role of its executive officers in the significant growth and success of the Company to date and its future prospects. Accordingly, Wire One's executive compensation policies are designed to (1) align the interests of executive officers with those of stockholders by encouraging stock ownership by executive officers and by making a significant portion of executive compensation dependent upon the Company's financial performance, (2) provide compensation that will attract and retain talented professionals, (3) reward individual results through base salary, annual cash bonuses, long-term incentive compensation in the form of stock options and various other benefits and (4) manage compensation based on skill, knowledge, effort and responsibility needed to perform a particular job successfully.

   In establishing salary, bonuses and long-term incentive compensation for its executive officers, the Compensation Committee takes into account both the position and the expertise of a particular executive, as well as the Committee's understanding of competitive compensation for similarly situated executives in the Company's sector of the technology industry.

 Executive Compensation

   Base Salary. Salaries for executive officers for 2000 and 2001 were generally determined by the Compensation Committee on an individual basis in connection with the determination of the terms of such executives applicable employment agreement, based upon the following criteria: such executive's scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

   Bonus. The amount of cash bonuses paid to executives was partially based upon the financial results of Wire One and partially based on the decision of the Chief Executive Officer. Messrs. Flotron and Scotti each received a bonus of $157,237 respectively. Mr. Zigmont received a bonus of $35,000 and Mr. Tansey received a bonus of $25,000 for their respective services in 2000. As noted above, Messrs. Flotron and Scotti were also paid a bonus in 2000 in the form of stock option grants. In 2000, Mr. Zigmont received options to purchase 100,000 shares of Wire One common stock.

   Long-Term Incentive Awards. The Compensation Committee believes that equity-based compensation in the form of stock options links the interests of executives with the long-term interests of Wire One's stockholders and encourages executives to remain in Wire One's employ. The Company grants stock options in accordance with its various stock option plans. Grants are awarded based on a number of factors, including the individual's level of responsibility, the amount and term of options already held by the individual, the individual's contributions to the achievement of Wire One's financial and strategic objectives, and industry practices and norms.

 Compensation of the Chief Executive Officer

   Mr. Reiss, who served as ACC's Chairman of the Board of Directors, President and Chief Executive Officer since its formation in 1991 until May 2000, and has served as Wire One's President and Chief Executive Officer since its formation in May 2000, was paid a base salary of $275,000 in 2000. He was also paid a cash bonus of $135,000 for his service to us in 2000.

   Effective January 1, 1997, we entered into an Employment Agreement with Mr. Reiss (see "Employment Agreements" above) pursuant to which he serves as President and Chief Executive Officer. Mr. Reiss's salary and other compensation and the terms of his employment agreement have been established by reference to the salaries and equity participations of other chief executive officers of companies in the Company's industry and related industries and in recognition of Mr. Reiss' unique skills and importance to the Company.

 Internal Revenue Code Section 162(m) Limitation

   Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million per year paid to certain of the Company's executive officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance based compensation paid to Wire One's executive officers in 1999 did not exceed the $1 million per year limit per officer. The 2000 Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which will not be subject to the $1 million per year limit. The Compensation Committee currently intends to limit the dollar amount of all non-performance based compensation payable to the Company's executive officers to no more than $1 million per year. The Compensation Committee is aware of the limitations imposed by Section 162(m), and the exemptions available therefrom, and will address the issue of deductibility when and if circumstances warrant.

                                   Submitted by the Compensation Committee:

                                   Louis Capolino
                                   Dean Hiltzik
                                   Peter Maluso



Compensation Committee Interlocks and Insider Participation

   Dean Hiltzik and Peter Maluso served on the Compensation Committee of the Board of Directors of ACC and Wire One during 2000. No member of the Compensation Committee was at any time during 2000 or at any other time an officer or employee of Wire One. We receive financial and tax services from an accounting firm in which Mr. Hiltzik is a partner (see "Certain Relationships and Related Transactions" below). No member of the Compensation Committee served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Board or its Compensation Committee.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


   The landlord for our Hillside, New Jersey office is Vitamin Realty Associates, L.L.C. of which Eric Friedman, one of our directors, is a member. These premises consist of 38,954 feet of office space and secured warehouse facilities. The lease term is for five years and expires on August 31, 2005. The base rental for the premises during the term of the lease is $259,100 per year. In addition, Wire One must pay its share of the landlord's operating expenses (i.e., those costs or expenses incurred by the landlord in connection with the ownership, operation, management, maintenance, repair and replacement of the premises, including, among other things, the cost of common area electricity, operational services and real estate taxes). For the years ended December 31, 2000, 1999 and 1998, rent expense associated with this lease was $225,000, $135,000 and $119,000, respectively. We believe that the lease reflects a fair rental value for the property and is on terms no less favorable than we could obtain in an arm's length transaction with an independent third party.

   We receive financial and tax services from an accounting firm in which Dean Hiltzik, one of the Company's directors, is a partner. Since Mr. Hiltzik became a director of ACC on September 15, 1999, we have incurred fees of approximately $112,000 for services received from this firm, $62,000 of which were incurred in 2000.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


   The following table sets forth information regarding the beneficial ownership of Common Stock as of April 20, 2001 by each of the following:

   o each person (or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) known by us to own beneficially 5% or more of the Common Stock;

   o Wire One's directors and Named Executive Officers; and

   o all directors and executive officers of Wire One as a group.

   As used in this table, "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is considered the beneficial owner of securities that can be acquired within 60 days from the date of this proxy statement through the exercise of any option, warrant or right. Shares of Common Stock subject to options, warrants or rights which are currently exercisable or exercisable within 60 days are considered outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not considered outstanding for computing the ownership percentage of any other person. The amounts and percentages are based upon 17,317,544 shares of Common Stock outstanding as of April 20, 2001.


                                          Number of Shares      Percentage
Name and Address of Beneficial Owners(1)      Owned(2)     of Outstanding Shares
----------------------------------------  ---------------- ---------------------


Executive Officers and Directors:

Richard Reiss ......................       4,730,550 (3)           25.2%
Leo Flotron ........................         988,350 (4)            5.5
Joseph Scotti ......................         988,350 (4)            5.5
Peter N. Maluso ....................         131,600 (5)             *
Dean Hiltzik .......................         111,160 (6)             *
Eric Friedman ......................         102,200 (7)             *
Louis Capolino .....................          85,472 (8)             *
Jonathan Birkhahn ..................          62,500 (9)
Kelly Harman .......................          61,075(10)             *
Christopher A. Zigmont .............          40,625(11)             *
Michael Brandofino .................           3,035(12)             *
All directors and executive
officers as a group(11 people) .....       7,202,717               35.1

5% Owners:

Peconic Fund Ltd.
c/o Ramius Capital Group LLC
666 Third Avenue, 26th Floor
New York, NY 10017 .................         965,250(13)            5.5


---------------
  *   Less than 1%
 (1) Unless otherwise noted, the address of each of the persons listed is c/o Wire One Technologies, Inc., 225 Long Avenue, Hillside, NJ 07205.
 (2) Unless otherwise indicated by footnote, the named persons have sole voting and investment power with respect to the shares of Common Stock beneficially owned.
 (3) Includes 1,455,300 shares subject to presently exercisable stock options and 82,500 shares held by a trust for the benefit of Mr. Reiss' children, of which he is the trustee.
 (4)  Includes 658,350 shares subject to presently exercisable stock options.
 (5)  Includes 49,600 shares subject to presently exercisable stock options.
 (6)  Includes 102,850 shares subject to presently exercisable stock options.
 (7)  Includes 48,275 shares subject to presently exercisable stock options.
 (8)  Includes 23,350 shares subject to presently exercisable stock options.
 (9)  Includes 62,500 shares subject to presently exercisable stock options.
(10)  Includes 61,075 shares subject to presently exercisable stock options.
(11)  Includes 40,625 shares subject to presently exercisable stock options.
(12)  Includes 1,064 shares currently held in an escrow account until April
      30, 2001.
(13)  Includes 250,250 shares subject to presently exercisable warrants.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file.

   Based solely on our review of the copies of reports we received, or written representations that no such reports were required for those persons, we believe that, for 2000, all statements of beneficial ownership required to be filed with the Securities and Exchange Commission were filed on a timely basis except as follows: one late report for each of Michael Brandofino and Kelly Harman was filed in connection with Mr. Brandofino's and Ms. Harman's appointments as executive officers; one late report was filed for each of Christopher Zigmont and Louis Capolino.

                                   PROPOSAL #2

               APPROVAL OF COMMON STOCK ISSUANCE UPON CONVERSION
                           AND EXERCISE OF SECURITIES


   The stockholders are being asked, in accordance with the requirements of Rule 4350(i)(1)(D) of the Nasdaq Stock Market (the "Rule"), to approve the issuance by the Company of more than 20% of its common stock upon the conversion of the Company's series A preferred and exercise of the related warrants. The Rule restricts the Company from issuing more 20% of its outstanding shares of common stock at less than market value in any transaction unless the Company obtains prior stockholder approval (the "Exchange Cap").

   On the Original Issue Date of June 14, 2000, the Company issued 2,450 shares of its series A preferred and warrants to purchase 857,500 shares of its common stock in a private placement to institutional and strategic investors, none of whom were officers or directors of the Company. The net proceeds of the offering were approximately $16.3 million. A detailed description of the material terms of the series A preferred and the related warrants is attached hereto as Appendix A. The series A preferred and the related warrants have customary anti-dilution provisions. Each share of series A preferred has a stated value of $7,000, and is convertible into the Company's common stock at a conversion price, fixed until June 14, 2001, of $7.00 per share (and then subject to reduction as described below). Each warrant has an exercise price of $10.50 per share. Each of these prices is lower than the $11.50 closing price of the Company's common stock on the Original Issue Date. Thus, the Rule's restrictions upon conversions of the series A preferred and exercise of the related warrants may apply.

   If all the series A preferred were converted at the price of $7.00 per share, and reserving shares for the potential exercise of all of the related warrants, the Company would be obligated to issue 3,307,500 shares of its common stock, representing 19.96% of the Company's outstanding common stock (based on 16,570,641 shares of common stock outstanding on the Original Issue Date).

   Beginning on June 14, 2001, each holder of series A preferred has the right to substitute an "alternative conversion price" for the $7.00 fixed conversion price. The alternative conversion price is the higher of (i) 70% of the fixed conversion price then in effect or (ii) the market price on any conversion date, which is defined for such purposes as the average of the closing sale prices of the Company's common stock during the 20 consecutive trading days immediately preceding such conversion date. The average closing price of the Company's common stock for the twenty (20) trading days prior to April 23, 2001 was $2.2051. If the Company's common stock price remains below $7.00 per share beyond June 14, 2001, it is likely that a holder of the series A preferred will choose the alternative conversion price upon conversion of such holder's shares.

   By application of the Rule, and based on the 16,570,641 shares of the Company's common stock outstanding on the Original Issue Date, the Company only may issue 3,314,128 shares of its common stock upon conversion of the series A preferred and exercise of the related warrants. To date, 335 shares of series A preferred have been converted into 335,000 shares of common stock. After giving effect to such conversions, and reserving shares for the potential exercise of all of the related warrants, the maximum number of shares of common stock that the Company could issue upon conversion of the 2,115 outstanding shares of series A preferred without violating the Rule would be 2,121,628 shares, corresponding to 1,485 shares of series A preferred. Accordingly, beginning on June 14, 2001, assuming all outstanding shares of series A preferred stock are converted at the lowest possible alternate conversion price of $4.90 per share, the Company would be required, by the terms of the certificate of designation setting forth the terms of the series A preferred, to redeem the remaining 630 shares of its series A preferred stock (otherwise convertible into 900,000 shares of common stock) in the form of a cash payment in the amount of 110% of the $7,000 per share stated value, or $7,700 per share, for an aggregate redemption price of $4,851,000.

   Because the market value of the Company's Common Stock at and surrounding the Original Issue Date substantially exceeded the $7.00 per share fixed conversion price, the Company anticipated, as described above, that it would be required to issue no more than 20% of its outstanding shares of common stock upon conversion of the series A preferred and exercise of the related warrants and so determined not to seek your approval under the Rule prior to the Original Issue Date to allow such an issuance.

   The Company believes it would be in your best interests to issue common stock in full satisfaction of conversion of the series A preferred and exercise of the related warrants in lieu of the cash redemption described above. The certificate of designation setting forth the terms of the series A preferred expressly permits the Company to issue shares upon conversion of the series A preferred in excess of the Exchange Cap as long as the Company first obtains your approval, in accordance with the rules of the Nasdaq Stock Market.

   In light of the foregoing, the Company recommends that you approve the issuance of shares of its common stock in full satisfaction of conversion of the series A preferred and exercise of the related warrants in excess of the Exchange Cap.

Required Vote

   In accordance with the Rule, an affirmative vote of the holders of a majority of the shares of common stock present at the Annual Meeting (excluding any shares of common stock issued upon conversion of the series A preferred or exercise of the related warrants) in person or by proxy and entitled to vote is required for approval of the issuance by the Company of more than 20% of its common stock (based on 16,570,641 shares of common stock outstanding on the Original Issue Date) in full satisfaction of the conversion of the series A preferred and exercise of the related warrants.

   If this proposal is not approved, the Company will promptly seek to amend the certificate of designation setting forth the terms of the series A preferred to provide that it will abide by the Exchange Cap, irrespective of whether it continues to maintain the listing of its common stock on the Nasdaq Stock Market. Such amendment would require the consent of holders of not less than 2/3 of the then outstanding shares of series A preferred. Accordingly, your failure to approve this proposal will not result in the Company's seeking a delisting of its common stock from the Nasdaq Stock Market.

SHARES OF COMMON STOCK ISSUED UPON CONVERSION OF THE SERIES A PREFERRED OR EXERCISE OF THE RELATED WARRANTS MAY NOT BE VOTED ON THIS PROPOSAL.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE ISSUANCE BY THE COMPANY OF SHARES OF ITS COMMON STOCK IN FULL SATISFACTION OF CONVERSION OF THE SERIES A PREFERRED AND EXERCISE OF THE RELATED WARRANTS IN EXCESS OF THE EXCHANGE CAP.

                                   PROPOSAL #3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


   The Board of Directors of the Company has appointed the firm of BDO Seidman, LLP as independent auditors to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2001, subject to ratification by the stockholders of the Company. BDO audited the Company's financial statements for the fiscal year ending December 31, 2000.

   A member of BDO is expected to be present at the Annual Meeting, to be provided with an opportunity to make a statement if such member desires to do so and to be available to respond to appropriate questions from stockholders.

Required Vote

   Approval of the Independent Auditor Proposal requires the affirmative vote of a majority of the votes cast by holders of Common Stock present at the Annual Meeting in person or by proxy entitled to vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE INDEPENDENT AUDITORS PROPOSAL.


                             STOCK PERFORMANCE GRAPH

   The graph below compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on The Nasdaq National Market Index and a peer group selected by the Company on an industry and line-of-business basis. The period shown commences on December 29, 1996 and ends on December 31, 2000, the end of the Company's last fiscal year. The graph assumes an investment of $100 on December 29, 1996, and the reinvestment of any dividends.

   The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company's Common Stock.


                                    [GRAPH]


INDEXED STOCK QUOTES                            December 1996     December 1997    December 1998     December 1999    December 2000
Wire One Technologies, Inc. ................         100.0000           91.8605          44.1860           47.0921          42.4419
The Nasdaq National Market Index ...........         100.0000          121.6354         169.8404          315.1987         191.3604
Nasdaq Telecommunications Index ............         100.0000          142.0036         231.9994          470.2885         214.6450


STOCK QUOTES                                    December 1996     December 1997    December 1998     December 1999    December 2000
Wire One Technologies, Inc. ................          10.7500            9.8750           4.7500            5.0624           4.5625
The Nasdaq National Market Index ...........       1,291.0300        1,570.3500       2,192.6900        4,069.3100       2,470.5200
Nasdaq Telecommunications Index ............         215.9100          306.6000         500.9100        1,015.4000         463.4400

                                                                     APPENDIX A


             DESCRIPTION OF SERIES A PREFERRED AND RELATED WARRANTS


   The following summary of the terms and provisions of our series A preferred and related warrants is not complete and you should read our certificate of designation and the form of warrant, which are attached as exhibits to our public filings.

Series A Preferred Stock

   2,500 shares of the Company's preferred stock have been designated as series A preferred stock. As of the date hereof, the Company has outstanding 2,115 shares of series A preferred stock, with 335 shares previously converted into 335,000 shares of common stock. Each share of series A preferred stock has a stated value of $7,000, which is convertible into the Company's common stock at a fixed conversion price equal to $7.00 per share. Beginning on June 14, 2001, each holder of series A preferred stock has the option to substitute an "alternative conversion price" for the $7.00 fixed conversion price. The alternative conversion price is the higher of (i) 70% of the fixed conversion price then in effect or (ii) the market price on any conversion date, which is equal to the average of the closing sale prices of the common stock during the 20 consecutive trading days immediately preceding any conversion date. There are no penalty provisions requiring the Company to issue additional common stock for failure to timely deliver shares of common stock upon conversion of its series A preferred stock.

   The number of shares of common stock issuable upon conversion is subject to adjustment for stock splits, recapitalizations or other dilutive transactions, as well as issuances of common stock at a price below the conversion price in effect, or the issuance of warrants, options, rights, or convertible securities which have an exercise price or conversion price less than the conversion price then in effect.

   The outstanding shares of series A preferred stock outstanding will convert automatically into common stock at the applicable conversion price then in effect on the earlier (i) the consummation of a sale of the Company's common stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, the public offering price of which is not less than $12.00 per share (adjusted for any stock splits, stock dividends, combinations or recapitalizations) and in which the Company receives aggregate gross proceeds of not less than $40,000,000 or (ii) the conclusion of a 20 consecutive trading day period where the closing sale price of the Company's common stock equals or exceeds $12.50.

   Pursuant to its terms, the series A preferred stock and the warrants issued in connection therewith are convertible or exercisable by any holder only to the extent that the number of shares of common stock issuable thereunder, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted or unexercised options, warrants or convertible securities), would not exceed 4.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934. In addition, the Company can not effect any mandatory conversion until the registration statement covering the resale of the common stock issuable upon conversion of the series A preferred stock and exercise of the related warrants has been declared effective.

   The Company is not obligated to issue any shares of its common stock upon conversion of the series A preferred if the issuance of such shares of its common stock would exceed that number of shares of common stock which the Company can issue upon conversion of the series A preferred (the "Exchange Cap") without breaching the Company's obligations under the rules or regulations of the Nasdaq National Market, or the market or exchange where the common stock is then traded, except that such limitation will not apply if the Company obtains the approval of its stockholders as required by the applicable rules of the Nasdaq National Market, or the market or exchange where the common stock is then traded (or any successor rule or regulation), for issuances of common stock in excess of such amount or obtains a written opinion from outside counsel to the Company that such approval is not required. Until such approval or written opinion is obtained, no holder of series A preferred shall be issued, upon conversion of such shares of series A preferred, shares of common stock in an amount greater than the product of the Exchange Cap amount multiplied by a fraction, the numerator of which is the number of series A preferred issued to such holder and the denominator of which is 2,450.

   The Company also may be required to redeem each share of series A preferred stock at 110% of the stated value, or $7,700 per share, upon the occurrence of mergers, consolidations, tender offers or the sale of substantially all our assets, or any of the following specified events:

   o the unavailability or lapse in the effectiveness of such registration statement for ten (10) consecutive trading days or an aggregate of thirty
     (30) trading days per year provided that such lapse is not due to factors solely within the control of a holder of the series A convertible preferred stock;

   o the suspension or halting from trading, suspension from listing or delisting of our common stock by the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange for five (5) consecutive trading days (excluding disruptions from business announcements that result in any halt(s) in trading of not more than three (3) days on each occasion) and other than as a result of the suspension of trading in securities on such market in general;

   o the Company's failure to comply with conversions of the series A preferred stock after a conversion notice is submitted due to limitations imposed by the Exchange Cap;

   o specified breaches of representations, warranties, covenants (that are not cured in fewer than ten (10) days) or terms of the documents delivered in connection with the purchase and sale of the series A preferred stock which would have a material adverse effect on the Company; or

   o any of the shares of series A preferred stock have not been converted into common stock on June 14, 2003.

   If the Company is unable to effect a redemption of all the shares of series A preferred stock submitted for redemption, it will redeem a pro rata amount from each holder.

   Upon any sale of all or substantially all our assets, or a recapitalization, reorganization, reclassification, consolidation or merger with or into another company in which we are not the surviving entity, the Company will obtain from the acquiring person or entity a written agreement whereby the other corporation will assume all of its obligations under the series A preferred stock.

   The holders of the series A preferred stock are not entitled to receive dividends. The holders of the series A preferred stock have preemptive rights to subscribe for any additional shares of any class of our capital stock or for any issue of bonds, notes or other securities convertible into any class of our capital stock. The holders of the series A preferred stock have no voting rights except as provided by law, and except to the extent such holders own common stock.

   In the event of any voluntary or involuntary liquidation, dissolution or winding up, the holders of the series A preferred stock are entitled to receive in cash out of the Company's assets, whether from capital or from earnings available for distribution to our stockholders, before any amount shall be paid to any class junior in rank to the series A preferred stock, an amount per share of series A preferred stock equal to $7,000 plus any accrued and unpaid dividends.

Warrants

   In connection with the sale of the series A preferred stock, the Company issued to the purchasers warrants to purchase 857,500 shares of common stock. Each warrant has an exercise price of $10.50 per share and expires on June 14, 2005 (subject to extension). The warrant is subject to anti-dilution provisions in the event the Company sells common stock or securities convertible or exercisable into common stock at a price less than $10.50, subject to adjustment.

   Additionally, upon not less than 30 days advance notice, the Company may redeem the warrants at a price of $0.10 per warrant but only if the closing sale price for the Company's common stock issuable upon exercise of the warrant equals or exceeds 200% of the exercise price then in effect for a period of 20 consecutive trading days ending at least three days prior to the date of the notice of redemption.

   The warrant holder may designate a "cashless exercise option." This option entitles the warrant holders to elect to receive fewer shares of common stock without paying the cash exercise price. The number of shares to be issued will be determined by a formula based on the total number of shares to which the warrant holder is entitled, the current market value of the common stock and the applicable exercise price of the warrant.

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                    DIRECTORS OF WIRE ONE TECHNOLOGIES, INC.
                   FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 25, 2001

        The undersigned stockholder of WIRE ONE TECHNOLOGIES, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 26, 2001, and hereby appoints Richard Reiss and Jonathan Birkhahn or either of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of WIRE ONE TECHNOLOGIES, INC. to be held on May 25, 2001 at 9:00 a.m., local time, at the Holiday Inn, 304 Route 22 West, Springfield, New Jersey 07081 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

                (Continued and to be signed on the reverse side)

                 Please date, sign and mail you proxy card back
                              as soon as possible!

                         Annual Meeting of Stockholders
                           WIRE ONE TECHNOLOGIES, INC.

                                  May 25, 2001

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR nominees in Proposal No. 1 and FOR each of the Proposals.


1.      PROPOSAL NO. 1: ELECTION OF DIRECTORS:


    [ ]   FOR all nominees listed below    [ ]  WITHHOLD AUTHORITY to vote for
          (except as indicated)                 all nominees listed below

          Leo Flotron
          Peter N. Maluso

If you wish to withhold authority to vote for any individual nominee, write that nominee's name in the space below.


*2. PROPOSAL NO. 2: APPROVAL OF COMMON STOCK ISSUANCE UPON CONVERSION AND EXERCISE OF SECURITIES:


            [ ]   FOR               [ ]   AGAINST            [ ]   ABSTAIN


3. PROPOSAL NO. 3: APPROVAL AND RATIFICATION OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS:


            [ ]   FOR               [ ]   AGAINST            [ ]   ABSTAIN



                                            DATED:____________________, 2001



                                            --------------------------------
                                            Signature

                                            --------------------------------
                                            Signature

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

*Shares of common stock issued upon conversion of the series A preferred or exercise of the related warrants may not be voted on this proposal.